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                                                                    Exhibit 4.12



                                                EXECUTION COPY



                               FOURTH AMENDMENT
                                      TO
                   THE CHEVY CHASE MASTER CREDIT CARD TRUST
             AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT



     THIS FOURTH AMENDMENT (this "Fourth Amendment") TO THE CHEVY CHASE MASTER CREDIT CARD TRUST AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT (as previously amended, the "Agreement"), dated as of June 26, 1997, is by and between CHEVY CHASE BANK, F.S.B. (the "Bank"), a federally chartered stock savings bank, as Seller and Servicer, and BANKERS TRUST COMPANY, as Trustee under the Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 1994, between Chevy Chase Bank, F.S.B., as Seller and Servicer, and the Trustee.

     WHEREAS Section 13.01(a) of the Agreement permits amendment of the Agreement or any Supplement on the terms and conditions therein specified; and

     WHEREAS the Seller and the Trustee wish to amend the Agreement as provided herein;

     NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

     SECTION 1.  Amendment of Section 1.01. Section 1.01 of the Agreement shall
                 -------------------------
be amended by deleting the last sentence of the definition of "Receivable" and substituting in its place the following:


               Receivables that become Defaulted Receivables (and any other Receivables in any Account that are charged off as uncollectible in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing revolving credit card receivables comparable to the Receivables) shall not be shown on the Servicer's records as amounts payable (and shall cease to be included as Receivables) on the day on which they become Defaulted Receivables (or are so charged off).

     SECTION 2.  Amendment of Section 2.07(c).  Section 2.07(c) of the Agreement
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shall be amended by deleting the sentence that was added at the end of such
Section pursuant to the Second Amendment to the Agreement and adding in lieu thereof the following sentence at the end of such Section:
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               Notwithstanding the foregoing or any other provision of this
          Agreement (including without limitation those cited in the preceding sentence of this Section 2.07(c)), the Seller Certificate or any interest therein (together, the "Nontransferable Seller's Interest") may not be transferred, assigned, exchanged or otherwise conveyed or pledged, hypothecated or otherwise subjected to any security interest, by operation of law or otherwise, and any such transfer, assignment, exchange or other conveyance or pledge, hypothecation or grant of a security interest shall be null and void; provided, however, that the
                                                    --------  -------
          prohibition set forth in this sentence shall not preclude (i) any transfer of the Nontransferable Seller's Interest in accordance with any transaction permitted by Section 7.02 or 7.05 of this Agreement and as provided in Section 2.08(f) and 6.03 of this Agreement to Chevy Chase Bank, F.S.B. or to any direct or indirect wholly owned subsidiary of Chevy Chase Bank, F.S.B.; or (ii) any transfer of the Nontransferable Seller's Interest in accordance with any transaction permitted by Section 7.02 or 7.05 of this Agreement and as provided in
          Section 2.08(f) and 6.03 of this Agreement to any Person, so long as the written consent of each of the following Persons, which consent may be granted or withheld in the sole discretion of each such Person (the "Consent"), is obtained prior to the transfer: (1) the Consent of CCB Holding Corporation ("CCBH"), in its capacity as holder of the Seller Certificate as defined in this Agreement, or any successor holder of such Seller Certificate, (2) the Consent of the trustee under the Chevy Chase 1995-A Spread Account Trust, on behalf of such trust, and confirmation that such trustee has obtained the Consent of "RACES certificateholders" owning not less than 51% of the "undivided interest" in the "outstanding principal amount" of the "RACES certificates" as defined in the Chevy Chase 1995-A Spread Account Trust Agreement, as amended from time to time, between Chevy Chase Bank, F.S.B. and Bankers Trust Company, dated as of March 31, 1995, and (3) the Consent of any Person irrevocably designated by the holder of the Seller Certificate in writing to the Trustee as a "Consenting Person" under this Section 2.07(c); provided, further, however, that
                                              --------  -------  -------
          the prohibition set forth in this sentence shall not apply to the issuance or transfer of any Supplemental Certificate.


          SECTION 3.  Addition of Section 8.09. The following Section 8.09 shall
                      ------------------------
be added to the Agreement:

               Section 8.09.  Custodial Agreement. The Servicer shall enter
                              -------------------
          into, and act as servicer under (i) the Custodial Agreement, dated as of March 28, 1996 (the "1996-A Custodial Agreement"),

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          among Chevy Chase Bank, F.S.B. (the "Bank"), CCBH, Bankers Trust
          Company, as trustee of Chevy Chase 1996-A Spread Account Trust, and Bankers Trust Company, as custodian and (ii) the Custodial Agreement, dated as of June 26, 1997 (the "1997-A Custodial Agreement", and together with the 1996-A Custodial Agreement, the "Custodial Agreements") among the Bank, CCBH, Bankers Trust Company, as trustee of Chevy Chase 1997-A Spread Account Trust, and Bankers Trust Company, as custodian. Additionally, any Successor Servicer appointed in accordance with Section 10.02 shall succeed to the rights and obligations of the servicer under the Custodial Agreements.


          SECTION 4.  Effectiveness. The amendments provided for by this Fourth
                      -------------
Amendment shall become effective as of the day and year first above written upon the occurrence of each of the following events:

          (a) the Rating Agency Condition shall have been satisfied with respect to this Fourth Amendment;

          (b) the Bank shall each have delivered to the Trustee an Officer's Certificate to the effect that the Bank reasonably believes that the amendment to the Agreement effected by this Fourth Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder;

          (c) the Servicer shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel pursuant to Section 13.02(d)(i) of the Agreement to the effect specified in Exhibit H-1 of the Agreement; and

          (d) the Trustee and the Bank shall have received counterparts of this Fourth Amendment, duly executed by the parties hereto.

          SECTION 5.  Agreement in Full Force and Effect as Amended.  Except as
                      ---------------------------------------------
specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement and the Supplements in any other document or instrument shall be deemed to mean the Agreement and the Supplements as amended by this Fourth Amendment. This Fourth Amendment shall not constitute a novation of the Agreement and the Supplements, but shall constitute an amendment thereof.

          SECTION 6.  Counterparts. This Fourth Amendment may be executed in any
                      ------------
number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          SECTION 7. Governing Law. THIS FOURTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,

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WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS
AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH
SUCH LAWS.

          SECTION 8.  Defined Terms. Capitalized terms used herein and not
                      -------------
otherwise defined shall have the meanings assigned to such terms in the Agreement.

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          IN WITNESS WHEREOF, Chevy Chase Bank, F.S.B. and the Trustee have caused this Fourth Amendment to be duly executed by their respective officers as of the day and year first above written.



                              CHEVY CHASE BANK, F.S.B.,
                              as Seller and Servicer


                              By: /s/ Joel A. Friedman
                                  --------------------------------
                                  Name:  Joel A. Friedman
                                  Title: Senior Vice President and
                                         Controller


                              BANKERS TRUST COMPANY,
                              as Trustee


                              By: /s/ Louis Bodi
                                  --------------------------------
                                  Name:  Louis Bodi
                                  Title: Vice President